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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the references to our firm under the captions "Experts" and "Selected Historical Financial Data of Malaysian Business" and to the use of our report dated May 16, 2000, with respect to the financial statements of Intersil Technology Sdn. Bhd. included in the Registration Statement (Form S-1) and related Prospectus of ChipPAC, Inc. for the registration of its Class A Common Stock.

Jacksonville, Florida
June 12, 2000